                                                                    EXHIBIT 10.1



                         AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 5, 1999



                                     AMONG



                             ACC ACQUISITION LLC,
                     a Delaware limited liability company



                             ACC ACQUISITION CO.,
                            a Delaware corporation


                                      AND


                        AMERICAN CELLULAR CORPORATION,
                            a Delaware corporation

                               TABLE OF CONTENTS

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                                                                                                            Page
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
ARTICLE I. THE MERGER.....................................................................................    1

1.1   The Merger..........................................................................................    1
1.2   Closing.............................................................................................    2
1.3   Effective Time......................................................................................    2
1.4   Effects of the Merger...............................................................................    2
1.5   Certificate of Incorporation........................................................................    2
1.6   Bylaws..............................................................................................    2
1.7   Directors and Officers..............................................................................    2
1.8   Effect on Capital Stock.............................................................................    3
1.9   Surrender and Payment; Dissenting Shares............................................................    4

ARTICLE II. REPRESENTATIONS AND WARRANTIES................................................................    7

2.1   Representations and Warranties of the Company.......................................................    7
2.2   Representations and Warranties of Buyer.............................................................   19
2.3   Representations and Warranties of Buyer and Merger Sub..............................................   22

ARTICLE III. COVENANTS RELATING TO CONDUCT OF BUSINESS....................................................   22

3.1   Covenants of the Company............................................................................   22
3.2   Covenants of Buyer and Merger Sub...................................................................   25
3.3   Advice of Changes...................................................................................   26
3.4   Control of Other Party's Business...................................................................   26

ARTICLE IV. ADDITIONAL AGREEMENTS.........................................................................   26

4.1   Company Stockholders Meeting........................................................................   26
4.2   Access to Information...............................................................................   27
4.3   Cooperation; Filings and Approvals..................................................................   27
4.4   No Shopping.........................................................................................   29
4.5   Employee Benefits...................................................................................   30
4.6   Fees and Expenses...................................................................................   30
4.7   Indemnification; Directors' and Officers' Insurance.................................................   31
4.8   Public Announcements................................................................................   32
4.9   FCC Application.....................................................................................   32
4.10  Financing...........................................................................................   33
4.11  Termination of Equity Documents.....................................................................   34
4.12  Further Assurances..................................................................................   34

ARTICLE V. CONDITIONS PRECEDENT...........................................................................   34

5.1   Conditions to Each Party's Obligation to Effect the Merger..........................................   34
5.2   Conditions to the Obligations of Buyer and Merger Sub to Effect the Merger..........................   35
5.3   Conditions to the Obligations of the Company to Effect the Merger...................................   37

ARTICLE VI. TERMINATION AND AMENDMENT.....................................................................   37

6.1   Termination.........................................................................................   37
6.2   Effect of Termination...............................................................................   39
6.3   Amendment...........................................................................................   40
6.4   Extension; Waiver...................................................................................   40

ARTICLE VII. GENERAL PROVISIONS...........................................................................   41
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
7.1  Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties..  41
7.2  Notices..............................................................................................  41
7.3  Interpretation.......................................................................................  43
7.4  Counterparts.........................................................................................  43
7.5  Entire Agreement; No Third Party Beneficiaries.......................................................  43
7.6  Governing Law; Jurisdiction; Waiver of Jury Trial....................................................  44
7.7  Severability.........................................................................................  44
7.8  Assignment...........................................................................................  45
7.9  Enforcement..........................................................................................  45
7.10 Definitions..........................................................................................  45

                           GLOSSARY OF DEFINED TERMS


                                                                                         Location of
Definition                                                                              Defined Term
Acquisition Proposal.....................................................................Section 4.4
Action................................................................................Section 5.2(e)
Agreement...................................................................................Preamble
Bank.................................................................................Section 4.10(a)
Bank Commitment Letter.............................................................Section 2.2(g)(i)
Bank Credit Facility.................................................................Section 4.10(a)
Bank Financing Failure...................................................................Section 6.2
Board of Directors...................................................................Section 7.10(a)
Business Day.........................................................................Section 7.10(b)
Buyer.......................................................................................Preamble
Buyer Disclosure Schedule................................................................Section 2.2
Buyer SEC Reports.....................................................................Section 2.2(c)
Certificate of Merger....................................................................Section 1.3
CMRS.............................................................................Section 2.1(e)(iii)
Class A Common Stock..................................................................Section 1.8(c)
Class B Common Stock..................................................................Section 1.8(d)
Closing..................................................................................Section 1.2
Closing Date.............................................................................Section 1.2
Code..................................................................................Section 1.9(h)
Commitment Letter....................................................................Section 4.10(a)
Common Stock Purchase Price...........................................................Section 1.8(c)
Communications Act...............................................................Section 2.1(c)(iii)
Company.....................................................................................Preamble
Company 10-K.......................................................................Section 2.1(d)(i)
Company Benefit Plans..............................................................Section 2.1(k)(i)
Company Board...............................................................................Recitals
Company Common Stock..................................................................Section 1.8(d)
Company Disclosure Schedule..............................................................Section 2.1
Company Permits.......................................................................Section 2.1(l)
Company SEC Reports................................................................Section 2.1(d)(i)
Company Stockholders Meeting..........................................................Section 4.1(a)
Company Voting Debt..............................................................Section 2.1(b)(iii)
Confidentiality Agreement................................................................Section 4.2
Definitive Financing Agreements......................................................Section 4.10(b)
Delaware Secretary of State..............................................................Section 1.3
DGCL........................................................................................Recitals
Direct Preferred Stock Purchase.......................................................Section 1.8(e)
Dissenting Shares.....................................................................Section 1.9(i)
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                                      iii
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
Effective Time...........................................................................Section 1.3
ERISA..............................................................................Section 2.1(k)(i)
Exchange Act.......................................................................Section 2.1(d)(i)
Exchange Agent........................................................................Section 1.9(a)
Executive Agreements..............................................................Section 2.1(b)(iv)
Expenses.................................................................................Section 4.6
Extension Conditions..................................................................Section 6.1(b)
FAA................................................................................Section 2.1(f)(i)
FCC......................................................................................Section 1.1
FCC Application.......................................................................Section 4.9(a)
FCC Licenses.......................................................................Section 2.1(e)(i)
FCC Transfer Approvals................................................................Section 5.1(d)
Final Order...........................................................................Section 5.2(c)
Financing............................................................................Section 4.10(a)
GAAP..............................................................................Section 2.1(d)(ii)
Governmental Entity..............................................................Section 2.1(c)(iii)
Grant Agreements......................................................................Section 1.8(d)
HSR Act..........................................................................Section 2.1(c)(iii)
Indemnified Party.....................................................................Section 4.7(a)
Intellectual Property................................................................Section 7.10(c)
Investment Agreement..............................................................Section 2.1(c)(ii)
Laredo Joint Venture..................................................................Section 2.1(r)
Liens.............................................................................Section 2.1(b)(ii)
Liquidated Damages Amount................................................................Section 6.2
Majority Holders............................................................................Recitals
Material Adverse Effect..............................................................Section 7.10(d)
Material Contracts....................................................................Section 2.1(j)
Merger......................................................................................Recitals
Merger Consideration..................................................................Section 1.8(e)
Merger Sub..................................................................................Preamble
Merrill Lynch.........................................................................Section 2.1(n)
Organizational Documents.............................................................Section 7.10(e)
Outside Date..........................................................................Section 6.1(b)
Outstanding Indebtedness...........................................................Section 2.1(b)(v)
Payment Fund..........................................................................Section 1.9(a)
Pending Acquisitions..................................................................Section 2.1(r)
Pending Dispositions..................................................................Section 2.1(r)
Pending Transaction Documents.........................................................Section 2.1(r)
Person...............................................................................Section 7.10(f)
Preferred Stock Liquidation Preference................................................Section 1.8(e)
Proxy Statement.......................................................................Section 4.1(b)
Real Property.........................................................................Section 2.1(s)
Repurchase Option.....................................................................Section 1.8(d)
Required Company Vote.................................................................Section 2.1(m)
Required Regulatory Approvals.........................................................Section 5.1(c)
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                                      iv
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
SEC................................................................................Section 2.1(d)(i)
Securities Act.....................................................................Section 2.1(d)(i)
Senior Notes.........................................................................Section 4.10(a)
Series A Preferred Stock..............................................................Section 1.8(e)
Stay Bonuses.....................................................................Section 2.1(b)(vii)
Subsidiary...........................................................................Section 7.10(g)
Superior Proposal.....................................................................Section 4.4(b)
Surviving Corporation....................................................................Section 1.1
Surviving Corporation Common Stock....................................................Section 1.8(a)
Tax..................................................................................Section 7.10(h)
Taxable..............................................................................Section 7.10(h)
Taxes................................................................................Section 7.10(h)
Tax Return...........................................................................Section 7.10(h)
Terminating Buyer Breach..............................................................Section 6.1(f)
Terminating Company Breach............................................................Section 6.1(e)
Transaction Fees and Expenses....................................................Section 2.1(b)(vii)
Unrestricted Equity Agreement.....................................................Section 2.2(g)(ii)
Violation.........................................................................Section 2.1(c)(ii)
Voting Agreement............................................................................Recitals
WARN..................................................................................Section 3.3(f)
Written Consent of Shareholders.......................................................Section 2.1(m)
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                                       v

          THIS AGREEMENT AND PLAN OF MERGER, dated as of October 5, 1999 (this

"Agreement"), is among ACC Acquisition LLC, a Delaware limited liability company
----------
("Buyer"), ACC Acquisition Co., a Delaware corporation and a wholly owned
  -----
subsidiary of Buyer ("Merger Sub"), and American Cellular Corporation, a
                      ----------
Delaware corporation (the "Company").
                           -------

          WHEREAS, the Board of Managers of Buyer, the Board of Directors of Merger Sub and the Board of Directors of the Company (the "Company Board") have
                                                           -------------
each approved the acquisition of the Company by Buyer upon the terms and subject to the conditions of this Agreement pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger") in accordance
                                                      ------
with the General Corporation Law of the State of Delaware (the "DGCL"), and have
                                                                ----
each unanimously declared this Agreement and the transactions contemplated hereby, including the Merger, to be advisable and in the best interests of the members of Buyer and the stockholders of each of Merger Sub and the Company;

          WHEREAS, Buyer, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger as set forth in this Agreement; and

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Buyer and Merger Sub to enter into this Agreement, certain stockholders of the Company owning a majority of the Company's Class A Common Stock ("Majority Holders") have entered into a Stockholder Voting Agreement,
        ----------------
dated as of the date hereof, with Buyer and Merger Sub (the "Voting Agreement")
                                                             ----------------
pursuant to which, among other things, the Majority Holders have agreed to vote their shares of the Company's Class A Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I.

                                  THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement (including the approval of the Federal Communications Commission (the "FCC")), at the Effective Time (defined below), Merger Sub shall be merged
      ---
with and into the Company in accordance with the DGCL. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Buyer (the "Surviving Corporation").
      ---------------------

     1.2  Closing.  The closing of the Merger (the "Closing") shall take place
                                                    -------
as soon as practicable but not later than the second business day, after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article V (the "Closing Date"), unless
                                                     ------------
another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, unless another place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State")
                                                  ---------------------------
a certificate of merger (the "Certificate of Merger"), in form and substance
                              ---------------------
satisfactory to the Company and Buyer executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time").
                                           --------------

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and the Surviving Corporation shall become subject to all of the restrictions, disabilities and duties of the Company and Merger Sub.

     1.5 Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of the Company shall be amended in its entirety to read as the certificate of incorporation of Merger Sub reads as in effect immediately prior to the Effective Time and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law, provided that provisions therein relating to the indemnification and exculpation of officers and directors shall be no less favorable than those set forth in the Company's certificate of incorporation as in effect immediately prior to the Effective Time.

     1.6 Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law, provided that provisions therein relating to the indemnification and exculpation of officers and directors shall be no less favorable than those set forth in the Company's bylaws as in effect immediately prior to the Effective Time.

     1.7 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

     1.8 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the holder of any shares of capital stock of Buyer, Merger Sub or the Company:

          (a) Conversion of Capital Stock of Merger Sub. Each share of capital
              -----------------------------------------
stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving
                                                                ---------
Corporation Common Stock"). Each certificate that, prior to the Effective Time,
------------------------
represented one or more shares of capital stock of Merger Sub shall thereafter represent that number of shares of Surviving Corporation Common Stock into which the shares of capital stock of Merger Sub shall have been converted pursuant to this Section 1.8(a). Each record holder of a certificate that, prior to the Effective Time, represented one or more shares of capital stock of Merger Sub shall receive, upon surrender of such certificate, a new certificate or certificates evidencing and representing the number of shares of Surviving Corporation Common Stock to which such record holder shall be entitled pursuant to this Section 1.8(a).

          (b) Cancellation of Treasury Stock and Buyer-Owned Stock. Each share
              ----------------------------------------------------
of capital stock of the Company that is held by the Company in its treasury or that is owned by Buyer or any Subsidiary of Buyer immediately prior to the Effective Time shall automatically be retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

          (c) Conversion of Class A Common Stock. Subject to Section 1.9(i),
              ----------------------------------
each share of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") (other than shares of Class A Common Stock to be
      --------------------
canceled in accordance with Section 1.8(b), but including shares of Class B Common Stock converted to Class A Common Stock in accordance with Section 1.8(d)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount equal to $3,244.24 per share in cash as adjusted pursuant to the last sentence of this Section 1.8(c), plus interest thereon for the period commencing on January 1, 2000 through and including the Closing Date at a rate of eight percent (8%) per annum (compounded daily calculated on the basis of a 365-day year for the actual number of days elapsed) (the "Common Stock Purchase Price"). As of the Effective Time, all such
               ---------------------------
shares of Class A Common Stock shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a certificate representing any such shares of Class A Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, the Common Stock Purchase Price. If any shares of Company Common Stock are repurchased pursuant to stock repurchase rights, the Common Stock Purchase Price shall be the amount determined pursuant to the following formula: (A) $873,956,081 minus the amount paid to repurchase shares of Company Common Stock, plus interest on such difference for the period commencing on January 1, 2000 through and including the Closing Date at a rate of eight percent (8%) per annum (compounded daily calculated on the basis of a 365-day year for the actual number of days elapsed), divided by (B) the number of shares of Company Common Stock outstanding after such repurchase.

          (d) Conversion of Class B Common Stock. Subject to the terms of the
              ----------------------------------
Executive Agreements or the subscription agreement with respect thereto, as they may be amended from time to time, identified in Section 2.1(b)(iv)(3), (4) and
(5) of the Company Disclosure Schedule (collectively, the "Grant Agreements"),
                                                           ----------------
each share of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the
      --------------------
"Company Common Stock") (other than shares of Class B Common Stock to be
 --------------------
canceled in accordance with Section 1.8(b)) issued and outstanding immediately prior to the Effective Time, whether or not then vested or subject to a repurchase option in favor of the Company (a "Repurchase Option"), shall become
                                              -----------------
fully vested and the Repurchase Option, if any, with respect thereto shall lapse and each such share shall automatically be converted, without any action on the part of any holder thereof, into one share of Class A Common Stock pursuant to and in accordance with the terms of the Grant Agreements, and shall thereupon be subject to conversion into the right to receive the Common Stock Purchase Price in accordance with the provisions of Section 1.8(c), less any applicable withholding.

          (e) Treatment of Series A Preferred Stock.  Each share of Series A
              -------------------------------------
Preferred Stock, par value $.01 per share, of the Company (the "Series A
                                                                --------
Preferred Stock") (other than shares of Series A Preferred Stock to be canceled
---------------
in accordance with Section 1.8(b)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $100 per share in cash plus an additional amount in cash equal to and representing all accrued or accumulated but unpaid dividends thereon to and including the Effective Time (the "Preferred Stock Liquidation Preference" and, together with the Common
      --------------------------------------
Stock Purchase Price, the "Merger Consideration").  As of the Effective Time,
                           --------------------
all such shares of Series A Preferred Stock shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a certificate representing any such shares of Series A Preferred Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, the Preferred Stock Liquidation Preference. Notwithstanding the foregoing, at the election of Buyer given on or before October 30, 1999, the Company shall use commercially reasonable efforts (which shall not require the Company to make any payment) to cause the holders of Series A Preferred Stock to sell their shares of Series A Preferred Stock directly to Buyer or its designee simultaneously with the Closing at the Preferred Stock Liquidation Preference (the "Direct Preferred Stock Purchase").
                                             -------------------------------
The agreement with respect to the Direct Preferred Stock Purchase shall provide representations and warranties only as to title, authority to sell such shares and absence of liens thereon and shall also provide that such sale be without recourse (other than with respect to such representations and warranties given), and that all representations and warranties shall be several and not joint.

     1.9  Surrender and Payment; Dissenting Shares

          (a) Exchange Agent. Prior to the Effective Time, Buyer shall designate
              --------------
a bank or trust company reasonably acceptable to the Company to act as agent (the "Exchange
      --------

Agent") for the holders of shares of Company Common Stock and Series A Preferred
-----
Stock in connection with the exchange of certificates representing shares of Company Common Stock or Series A Preferred Stock in the Merger for the payment of the Merger Consideration to which holders of shares of Company Common Stock and Series A Preferred Stock shall become entitled pursuant to Section 1.8. Prior to the Effective Time, Buyer or Merger Sub shall deposit with the Exchange Agent cash in an aggregate amount equal to the sum of (i) the product of (A) the number of shares of Company Common Stock issued and outstanding (other than shares to be canceled pursuant to Section 1.8(b) and Dissenting Shares) immediately prior to the Effective Time (assuming for purposes of this clause
(A) the conversion of all shares of Class B Common Stock to shares of Class A Common Stock in accordance with Section 1.8(d)), multiplied by (B) the Common Stock Purchase Price, plus (ii) the product of (A) the number of shares of Series A Preferred Stock issued and outstanding (and not to be canceled pursuant to Section 1.8(b)) immediately prior to the Effective Time, multiplied by (B) the Preferred Stock Liquidation Preference. The deposit made by Buyer or Merger Sub pursuant to the preceding sentence is hereinafter referred to as the "Payment Fund." The Exchange Agent shall cause the Payment Fund to be held for
 ------------
the benefit of the holders of Company Common Stock and Series A Preferred Stock and to be promptly applied to the payment of the Merger Consideration to such holders. The Payment Fund shall not be used for any purpose that is not provided for herein.

          (b) Exchange Procedures.  As soon as reasonably practicable after the
              -------------------
Effective Time, Buyer shall, or shall cause the Exchange Agent to, provide to each holder of record of a certificate or certificates or other instrument or instruments which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock or Series A Preferred Stock, (i) a letter of transmittal (which shall be upon customary terms and shall specify that delivery shall be effected, and risk of loss and title to the certificate shall pass, only upon proper delivery of such certificate to the Exchange Agent) and (ii) instructions for use in effecting the surrender of certificates in exchange for the Merger Consideration. Upon surrender of a certificate for cancellation to the Exchange Agent in accordance with this Section 1.9(b), together with such letter of transmittal, duly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall pay the surrendering holder the Merger Consideration to which such holder may be entitled pursuant to Section
1.8 and the certificate so surrendered shall forthwith be canceled. If any portion of such payment is to be made to a Person other than the registered holder of the shares of Company Common Stock or Series A Preferred Stock, as the case may be, represented by the certificate surrendered in exchange therefor, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or that none are payable. Until surrendered as contemplated by this Section 1.9(b), (i) each certificate representing shares of Company Common Stock (other than certificates representing Dissenting Shares or shares retired pursuant to Section 1.8(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Common Stock Purchase Price upon such surrender, and (ii) each certificate representing shares of Series A Preferred Stock (other than shares retired pursuant to Section 1.8(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Preferred Stock Liquidation Preference upon such surrender.

          (c) No Further Ownership Rights. All Merger Consideration paid upon
              ---------------------------
the surrender for exchange of certificates representing shares of Company Common Stock or Series A Preferred Stock, as the case may be, in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or Series A Preferred Stock theretofore represented by such certificates. As of and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock or Series A Preferred Stock. If, after the Effective Time, certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

          (d) Termination of Payment Fund; Unclaimed Funds.  Any portion of the
              --------------------------------------------
Payment Fund made available to the Exchange Agent pursuant to Section 1.9(a) that remains unclaimed by holders of shares of Company Common Stock or Series A Preferred Stock for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation for the payment of the Merger Consideration to which such Person is entitled pursuant to Section 1.8 and only as general creditors thereof for payment of their claim for the Merger Consideration.

          (e) No Liability. None of Buyer, Merger Sub, the Company or the
              ------------
Exchange Agent shall be liable to any Person in respect of any payments delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Investment of Funds.  The Payment Fund shall be invested by the
              -------------------
Exchange Agent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Ratings Services, respectively, in each case with maturities not exceeding seven (7) days. All interest and earnings thereon shall inure to the benefit of the Surviving Corporation.

          (g) Lost Certificates.  In the event that any certificate representing
              -----------------
shares of Company Common Stock or Series A Preferred Stock shall have been lost, stolen or destroyed before the Company has notice that the certificate has been acquired by a protected purchaser (as such term is defined in Section 8-303 of the Delaware Uniform Commercial Code), upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Buyer, the execution of an agreement by such Person indemnifying Buyer against any claim that may be made against it with respect to such certificate or any payment with respect thereto indemnifying the Surviving Corporation against any loss or expense related thereto, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the payment of the Merger Consideration to which such Person is entitled pursuant to Section 1.8.

          (h) Withholding Rights. The Exchange Agent shall be entitled to deduct
              ------------------
and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Series A Preferred Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the terms of the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent
      ----
that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Series A Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by such party.

          (i) Dissenting Shares. Notwithstanding anything in this Agreement to
              -----------------
the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not
                                                 -----------------
be converted into the right to receive the Common Stock Purchase Price, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Common Stock Purchase Price to which such holder is entitled. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Company. Except as specifically set forth or cross referenced in the corresponding section of the disclosure schedule delivered by the Company to Buyer at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and
                ---------------------------
warrants to Buyer and Merger Sub as follows:

          (a) Organization, Standing and Power.  Except as set forth in Section
              --------------------------------
2.1(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has requisite power and authority to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing or otherwise authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company. Copies of the Organizational Documents of the Company and each Subsidiary of the Company have been previously furnished to Buyer and are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b) Capital Structure
              -----------------

                    (i) As of the date of this Agreement, the authorized capital stock of the Company consists of (A) 475,000 shares of Class A Common Stock, of which 254,671.75 shares are outstanding, (B) 25,000 shares of Class B Common Stock, of which 15,315.25 shares are outstanding (including 600 shares held by the Company in its treasury), and (C) 5,000,000 shares of preferred stock, par value $.01 per share, of which 3,250,000 shares of Series A Preferred Stock are outstanding. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and at the Closing no class of capital stock will be entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from the Company, except with respect to the issuance of Class A Common Stock in connection with the conversion and vesting of shares of Class B Common Stock outstanding as of the date hereof.

                    (ii) Except as set forth in Section 2.1(b)(ii) of the Company Disclosure Schedule, all of the issued and outstanding capital stock (or other ownership interests) of each of the Company's Subsidiaries is owned, directly or indirectly, by the Company or one of its wholly-owned Subsidiaries and are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company or one of its wholly-owned Subsidiaries free and clear of any liens, claims, encumbrances, mortgages, security interests, rights of first refusal, rights of first offer, puts, calls, obligations to buy or sell assets or equity interests, restrictions or any other claims of any third party ("Liens").
                                              -----

                    (iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries which are issued or outstanding provide to the holder of such debt the right to vote prior to default on any matters on which stockholders may vote ("Company Voting Debt").
                             -------------------

                    (iv) Except as otherwise set forth in this Section 2.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, except pursuant to the terms of the Series A Preferred Stock as set forth in the Company's Organizational Documents and rights under those certain Executive Agreements, each dated June 22, 1998 (together the "Executive Agreements"), between the Company and John Fujii
                    --------------------
     and Brian McTernan, respectively, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or such Subsidiary.

                    (v) As of the date of this Agreement, the only outstanding indebtedness for borrowed money of the Company and its Subsidiaries is (a) indebtedness under the Bank Credit Facility in an amount not exceeding $915.0 million, (b) indebtedness under the Senior Notes in principal amount not exceeding $285.0 million (plus interest thereon) and (c) other indebtedness for borrowed money (including capital leases and for the deferred purchase price for goods and services and excluding accounts payable) not exceeding $10.0 million in the aggregate (all such indebtedness referred to in clauses (a) - (c) being referred to as the "Outstanding Indebtedness").
             ------------------------

                    (vi) As of the date of this Agreement, the aggregate Preferred Stock Liquidation Preference does not exceed $379.0 million.

                    (vii) The aggregate amounts payable (a) for "stay bonuses" to be offered as a result of the transactions contemplated by this Agreement (the "Stay Bonuses"), (b) fees and expenses including investment
                     ------------
     banking, legal and accounting fees and expenses for the transactions contemplated hereby payable on behalf of the Company and (c) by the Company to the employees, officers, directors and consultants of the Company and its Subsidiaries and other Persons pursuant to any employment agreement, consulting agreement, investment agreement, the Executive Agreements, benefit plan, stock option agreement or any other plan, contract or arrangement pursuant to or as a result of a change in control of the Company (excluding (x) amounts payable under Article I of this Agreement at the Effective Time to any such persons in their capacity as shareholders of the Company and (y) amounts which are not paid or payable by the Company or any Subsidiary of the Company but are deemed 280G payments under the Code), will not exceed a total of $18.5 million (collectively, the "Transaction
                                                                  -----------
     Fees and Expenses").
     -----------------

                    (viii) Immediately upon (and from and after) the Closing, there will be no agreements or arrangements pursuant to which (a) the Company or any Subsidiary is or could be required to register shares of its capital stock or other securities under the Securities Act or (b) the Company is a party and which restricts the voting or disposition of any capital stock of the Company.

          (c) Authority; No Conflicts. Except as set forth in Section 2.1(c) of
              -----------------------
the Company Disclosure Schedule:

                    (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement and approval of the Merger by the majority vote of the stockholders of the Company, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, the creation of a Lien on any asset or the triggering of any change of control provision (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration, loss, creation or triggering, a "Violation")
                                                                    ---------
     pursuant to (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or any partnership agreement, stockholders agreement, limited liability company agreement, organizational document or similar agreement or arrangement to which the Company or any such Subsidiary is a party which governs or defines the relationship by and among the Company and its Subsidiaries, on the one hand, and other direct or indirect equity owners of any direct or indirect Subsidiary of the Company, on the other, including any such agreement or arrangement providing for a Lien (each an "Investment Agreement") (assuming receipt of
                                    --------------------
     the approval of the Company's stockholders referred to in Section 2.1(c)(i)), or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company's Subsidiaries or their respective properties or assets, except, with respect to either clause (A) or (B), as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Buyer and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 2.1(c)(iii) or otherwise contemplated in this Agreement.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental
                                                               ------------
     Entity"), is required by or with respect to the Company or any of its
     ------
     Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (A) those required under or in relation to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any antitrust or other competition laws of
                   -------
     other jurisdictions; (B) compliance with any applicable requirements of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act") and the
                                                ------------------
     decisions of the FCC, and any applicable requirements of any public service or utility commissions or similar entities; (C) the filing and recordation of appropriate merger or other documents pursuant to and in accordance with the DGCL; and (D) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not be reasonably expected to have a Material Adverse Effect on the Company or would not materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

          (d)  Certain Reports and Financial Statements; No Undisclosed
               --------------------------------------------------------
     Liabilities.
     -----------

                    (i) The Company has filed with the Securities and Exchange Commission (the "SEC") (A) the Company's Annual Report on Form 10-K for the
                      ---
     period from February 26, 1998 (date of formation) to December 31, 1998 (the "Company 10-K"), (B) the Company's Quarterly Report on Form 10-Q for the
      ------------
     quarterly period ended March 31, 1999, (C) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, and (D) all registration statements, forms and except where the omissions to file would not individually or in the aggregate have a Material Adverse Effect on the Company, all other material documents required by the Securities Act or the Exchange Act to be filed by the Company with the SEC since December 31, 1998 (the documents identified in clauses (A), (B), (C) and (D), including all exhibits thereto, are collectively referred to herein as the "Company
                                                                       -------
     SEC Reports").  No Subsidiary of the Company is required to separately file
     -----------
     any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or supplemented by a filing prior to the date of this Agreement or as of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company SEC Reports, as of their respective dates (and as of the date of any amendment thereto, as applicable), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange
                                  --------------
     Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be.
                      ------------

                    (ii) Except as set forth in Section 2.1(d) of the Company Disclosure Schedule, each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as
       ----
     otherwise indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q, and subject further, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

                    (iii) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, either at the date such Proxy Statement is first mailed to the Company's shareholders or at the time of the Company Stockholder Meeting, including by reason of amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that in each case no representation is made by the Company with respect to statements made or incorporated by reference therein based upon information supplied in writing by Merger Sub or Buyer specifically for inclusion therein.

          (e)  FCC Matters
               -----------

                    (i) The Company or its Subsidiaries hold all licenses, permits and other authorizations issued by the FCC to the Company or its Subsidiaries set forth in Section 2.1(e)(i) of the Company Disclosure Schedule (the "FCC Licenses"), except where the failure to so hold such FCC
                    ------------
     Licenses individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The FCC Licenses constitute all of the licenses, permits, franchises, consents and authorizations from the FCC that are necessary or appropriate for the operations and businesses of the Company and its Subsidiaries as they are now operated, except where the failure to have all such licenses, permits, franchises, consents and authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

                    (ii) Except where the failure to so list such applications or provide such information would be reasonably expected to have a Material Adverse Effect on Buyer, Section 2.1(e)(ii) of the Company Disclosure Schedule sets forth each application that the Company and its Subsidiaries have pending before the FCC and sets forth the expiration date for each of the cellular FCC Licenses. The Company has provided a copy, except where the FCC has not issued a written microwave authorization, to Buyer of each of the FCC Licenses and the applications listed in Section 2.1(e)(ii) of the Company Disclosure Schedule.

                    (iii) The FCC Licenses are valid and in full force and effect, unimpaired by any condition or restriction or any act or omission by the Company or any of its Subsidiaries which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company. There are no modifications, amendments, applications, revocations or other proceedings, or complaints, pending or, to the knowledge of the Company, threatened, with respect to the FCC Licenses (other than proceedings that apply to the cellular or commercial mobile radio service ("CMRS") industry generally) which individually or in
                            ----
     the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company or Buyer, and, except as set forth in Section 2.1(e) of the Company Disclosure Schedule, all fees due and payable to the FCC have been paid and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute grounds for revocation of FCC Licenses which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company or Buyer.

                    (iv) Except where a lack of compliance would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, since June 25, 1998 all reports required by the Communications Act or required to be filed with the FCC or any other Governmental Entity by the Company or its Subsidiaries have been filed and are accurate and complete in all material respects.

                    (v) Except where a lack of compliance would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, the Company and its Subsidiaries have operated their cellular systems in compliance with the Communications Act and the rules, regulations, policies and orders of the relevant state public utilities commissions and the Federal Aviation Administration. The Company and its Subsidiaries have not received any written notice (or otherwise been advised in writing) to the effect that they are in violation of any of such statutes, rules, regulations, policies or orders.

                    (vi) Without limiting the generality of the foregoing, except where any action would individually or in the aggregate not reasonably be expected to have a Material Adverse Effect on the Company or Buyer, no adverse finding has been made, no consent decree entered, no adverse action has been approved or taken by the FCC or any court or other administrative body, and to the knowledge of the Company, no admission of liability has been made with respect to the Company or any of its Subsidiaries or any of the Company's stockholders or any management employee of the Company or its Subsidiaries concerning any civil or criminal suit, action or proceeding brought under the provision of any federal, state, territorial or local law relating to any of the following: any felony; unlawful restraint of trade or monopoly; unlawful combination, contract or agreement in restraint of trade; the use of unfair methods of competition; fraud; unfair labor practice; or discrimination. Notwithstanding the foregoing, to the actual knowledge of Messrs. Fujii and McTernan and Mr. Stephen J. Easley, none of the Company or any management employee is the subject of any criminal suit or any action or proceeding involving a felony or fraud.

          (f)  Compliance with Applicable Laws; Regulatory Matters.  The
               ---------------------------------------------------
Company and its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, consents, variances, exemptions, orders and approvals of all Governmental Entities (other than the FCC Licenses) (the "Company
                                                                 -------
Permits") necessary for the conduct by the Company and its Subsidiaries of their
-------
respective operations as now being conducted, except for those as to which the failure to so hold such Company Permits individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Section 2.1(f) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Section 2.1(f) of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Section 2.1(f) of the Company Disclosure Schedule, as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened, other than investigations which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company.

          (g)  Litigation. Except as set forth in Section 2.1(g) of the Company
               ----------
Disclosure Schedule, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which, if determined or resolved adversely to the Company or such Subsidiary in accordance with the plaintiff's demands, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect on the Company, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary which would be reasonably be expected to have a Material Adverse Effect on the Company.

          (h)  Taxes. Except as set forth on Section 2.1(h) of the Company
               -----
Disclosure Schedule (i) the Company and its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects, except where such failure to timely file such Tax Returns would not have a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have paid all Taxes required to be paid prior to the date of this Agreement that are shown as due on such filed Tax Returns or that the Company or any Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for such amounts that would not have a Material Adverse Effect on the Company; (iii) as of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any Subsidiary which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect on the Company; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any Subsidiary which, if such deficiencies or claims were finally resolved against the Company or such Subsidiary, would have a Material Adverse Effect on the Company; (v) there are no Liens for Taxes upon the assets of the Company or any Subsidiary, other than Liens for current Taxes not yet due and payable, and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made on the balance sheet of the Company at June 30, 1999; (vi) neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code and (vii) except as would not have a Material Adverse Effect on the Company, none of the Company or any Subsidiary is a party to any agreement or arrangement that could reasonably be expected to result, individually or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code or for which a deduction would be disallowed under Section 162(m) of the Code.

          (i)  Absence of Certain Changes or Events. Since June 30, 1999
               ------------------------------------
through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course and have not incurred any material liability, except in the ordinary course of their respective businesses and except as set forth in Section 2.1(i) of the Company Disclosure Schedule, and there has not been (A) any change in the business, assets financial condition or results of operations of the Company or its Subsidiaries that individually or in the aggregate has had or would be reasonably likely to have a Material Adverse Effect on the Company; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of the Company, or any issuance, award, grant, sale, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or ownership interests in, the Company or any Subsidiary (other than repurchases of 200 shares of Company Common Stock from employees leaving the Company); (C) any amendment of any material term of any outstanding security of the Company or any Subsidiary, or any reorganization, recapitalization, split, consolidation or reclassification with respect to any capital stock of the Company or any Subsidiary; (D) any material change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a change in GAAP; or (E) other than in the ordinary course of business, any (x) entry by the Company or its Subsidiaries into any employment agreement, severance agreement or termination agreement with any officer of the Company, (y) except for regular increases in the ordinary course of business consistent with past practices, increase in benefits payable under existing employment, severance or termination agreements or pay policies (with the exception of the Stay Bonuses), or (z) except for regular increases in the ordinary course of business consistent with past practices, increase in compensation, bonus or other benefits payable to the executive officers of the Company or any Subsidiary.

          (j)  Certain Agreements. All contracts listed as exhibits to the
               ------------------
Company SEC Reports under the rules and regulations of the SEC relating to the business of the Company and its Subsidiaries and any contract involving the receipt or payment of more than $250,000 per year on an annualized basis (the "Material Contracts") have been or, if entered into after the date of the
 ------------------
Agreement, will be promptly provided to Buyer and are valid and in full force and effect except to the extent they have previously expired or been terminated in accordance with their terms, and neither the Company nor any of its Subsidiaries has violated any provision of any Material Contract to which it is a party, or committed or failed to perform any act thereunder which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such Material Contract, except for defaults which individually or in the aggregate have not had and would not be reasonably expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no counterparty to any such Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such Material Contract, except for defaults or breaches which individually or in the aggregate have not had and would not be reasonably expected to have a Material Adverse Effect on the Company. Except for contour extension agreements or agreements of similar import entered into in the ordinary course of business, neither the Company nor any Subsidiary has entered into or will enter into any agreement or arrangement limiting or otherwise restricting the Company or any of its Subsidiaries from engaging in or competing in any line of business or in any geographic area which materially impacts or will materially impact any of the following lines of business of the Company, Dobson Communications Corporation or AT&T Corp.: telecommunications (including, without limitation, local, long distance, internet and wireless), cable and video entertainment, data access, communications consulting and systems integration and network management.

          (k)  Employee Benefit Plans; Labor Matters
               -------------------------------------

                    (i) The Company has made available to Buyer a true and complete copy of each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                       -----
     and each other material employee benefit plan, program, arrangement and contract (including any bonus, deferred compensation, stock bonus, profit sharing, stock purchase, restricted stock, stock option, stock appreciation rights, post-retirement benefits or other forms of incentive compensation or benefits, consulting, employment, termination, change in control and severance plan, program, arrangement and contract), to which the Company or any Subsidiary is a party or which is maintained or contributed to by the Company or any Subsidiary (the "Company Benefit Plans"). Section 2.1(k) of
                                     ---------------------
     the Company Disclosure Schedule contains a list of all Company Benefit
     Plans.

                    (ii) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service which determination letter includes any new or modified provisions required by Section 401(a) of the Code for which the remedial amendment period under Section 401(b) of the Code has expired as of the Closing Date, and which determination letter includes the determination that the corresponding trust created under any such Company Benefit Plan is exempt from tax under Section 501(a) of the Code and the Company is not aware of any circumstances which would reasonably be expected to result in the revocation of any such favorable determination letter that would have a Material Adverse Effect on the Company.

                    (iii) None of the Company Benefit Plans is subject to (i) Title IV of ERISA or (ii) the minimum funding requirements of Title I of ERISA or Section 412 of the Code. None of the Company Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA and neither the Company nor any Subsidiary has ever contributed to or had an obligation to contribute to any multiemployer plan.

                    (iv) There are no investigations by any governmental authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings pending of which the Company has written notice or, to the knowledge of the Company, threatened or anticipated, against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability on the part of Company or any Subsidiary.

                    (v) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company.

                    (vi) Neither of the Company nor any Subsidiary is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or any Subsidiary. There is no pending labor dispute, strike or work stoppage against the Company or any Subsidiary which may interfere with the respective business activities of the Company or any Subsidiary, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect on the Company.

          (l)  Intellectual Property. Except as set forth in Section 2.1(l) of
               ---------------------
the Company Disclosure Schedule, the Company and its Subsidiaries own or have the right to use, the Intellectual Property used in their respective businesses, except where the failure to own or have the right to use such Intellectual Property, individually or in the aggregate, does not have and would not reasonably be expected to have a Material Adverse Effect on the Company. Except as would not have a Material Adverse Effect on the Company, to the knowledge of the Company (i) no claims are pending or threatened that the Company or any Subsidiary is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and (ii) no person is infringing on or otherwise violating any right of the Company or any Subsidiary with respect to any Intellectual Property owned by and/or licensed to the Company or any Subsidiary.

          (m)  Vote Required. The affirmative vote of the holders of a majority
               -------------
of the outstanding shares of Class A Common Stock (the "Required Company Vote")
                                                        ---------------------
is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the transactions contemplated hereby and such vote may be validly taken pursuant to a written consent in lieu of a shareholders meeting executed by the holders of a majority of the outstanding Class A Common Stock (a "Written Consent of
                                                     ------------------
Shareholders").
------------

          (n)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), whose fees and
                                             -------------
expenses will be paid by the Company in accordance with the Company's letter agreement with such firm dated July 14, 1999 and shall not exceed the amount set forth in such letter. A true and complete copy of such agreement has been delivered to Buyer prior to the date hereof. Upon payment of such fees and expenses, there shall be no additional financial or other obligations of the Surviving Corporation to Merrill Lynch under such letter agreement.

          (o)  Takeover Statute.  The Company has taken all the necessary steps
               ----------------
to prevent the application of any state takeover statute (including the provisions of Section 203 of the DGCL or similar statute or regulation of the State of Delaware or the states in which the Company is conducting business) to this Agreement or any of the transactions contemplated herein, including the Merger.

          (p)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------
opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Common Stock Purchase Price is fair, from a financial point of view, to the holders of Company Common Stock.

          (q)  Assets.  All tangible assets of the Company and its Subsidiaries
               ------
are in good operating condition and sufficient for their respective use thereof, normal wear and tear excepted, except where such failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect on the Company. The Company and its Subsidiaries own or have the right to use all assets necessary for the conduct of their business and operations and reflected on the balance sheet included in the most recent Form 10-Q filed by the Company with the SEC, except where the lack of such ownership or usage rights would not be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (r)  Acquisitions and Dispositions. Except with respect to the sale of
               -----------------------------
the Company's interest in the Texas/Illinois Cellular Limited Partnership (the "Laredo Joint Venture"), Section 2.1(r) of the Company Disclosure Schedule
 --------------------
describes the material terms (including the buyer, purchase price, assets or equity interests to be sold, escrow provisions and any other material terms) of each proposed or pending disposition of assets or equity interests owned by the Company or any Subsidiary (the "Pending Dispositions") involving in the
                                --------------------
aggregate a sales price in excess of $25.0 million. Section 2.1(r) of the Company Disclosure Schedule describes the material terms (including the seller, purchase price, assets or equity interests to be acquired, escrow provisions and any other material terms) of each proposed or pending acquisition of assets or equity interests by the Company or any Subsidiary (the "Pending Acquisitions")
                                                        --------------------
involving in the aggregate a sales price in excess of $25.0 million. The Company has delivered to Buyer true and complete copies of the executed contracts, agreements and other documents relating to each Pending Acquisition and Pending Disposition or, where definitive documentation has not been executed as of the date of this Agreement, the most current drafts thereof (such contracts, agreements, drafts and other documents referred to as the "Pending
                                                                      -------
Transaction Documents").
---------------------

          (s)  Real Property - Owned. Except as set forth in Section 2.1(s) of
               ---------------------
the Company Disclosure Schedule, the Company or a Subsidiary has good and marketable or insurable title to all of the real property ("Real Property")
                                                            -------------
reflected as owned on the consolidated balance sheet of the Company at June 30, 1999 free and clear of all Liens, except for Liens that would not materially interfere with the continued use of the property as it is currently being used.
Section 2.1(s) of the Company Disclosure Schedule correctly identifies each parcel of Real Property owned by the Company and its Subsidiaries except where the failure to so identify a parcel of Real Property would not result in or would not be reasonably likely to result in a Material Adverse Effect on the Buyer.

          (t)  Real and Personal Property - Leased. Except as set forth in
               -----------------------------------
Section 2.1(s) of the Company Disclosure Schedule, set forth on Section 2.1(t)(A) (in the case of real property) and Section 2.1(t)(B) (in the case of personal property) of the Company Disclosure Schedule are true and accurate listings of all real and personal property leases to which the Company or a Subsidiary is a party (other than personal property leases with individual annual payment of less than $100,000) setting forth (i) the name of the lessor and lessee, (ii) the property subject to the lease and the use thereof (cell site, retail, office, etc.), (iii) the expiration date of the lease, (iv) the annual rent and (v) with respect to the real property leases, a description of the property leased. Except as set forth on Section 2.1(t)(A) (in the case of leased real property) and Section 2.1(t)(B) (in case of leased personal property) of the Company Disclosure Schedule, (i) all of the leases set forth on such Schedules are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, (ii) all accrued currently payable rents and other payments required by such leases have been paid, (iii) each of the Company and its Subsidiaries and, to their knowledge, each other party thereto have complied with all respective covenants and provisions of such leases, (iv) neither the Company or a Subsidiary nor, to their knowledge, any other party is in default in any respect under any such leases, (v) no party has asserted any defense, set off, or counter claim thereunder, and (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party. The representations in this Section 2.1(t) read without giving effect to the parenthetical immediately before subclause (i) in the first sentence will not be breaches of this Agreement unless in the aggregate they are inaccurate so as to result in or be reasonably likely to result in a Material Adverse Effect on the Company or Buyer. Notwithstanding any provision of this Agreement or any item set forth in Section 2.1(t) of the Company Disclosure Schedule, the parties acknowledge that the Company has no obligation to identify or disclose the existence of any "change in control" or similar provision in any agreement with respect to the leased real or personal property set forth on Sections 2.1(t)(A) and 2.1(t)(B) of the Company Disclosure Schedule.

     2.2 Representations and Warranties of Buyer. Except as specifically set forth or cross-referenced in the corresponding section of the disclosure schedule delivered by Buyer to the Company at or prior to the execution of this Agreement (the "Buyer Disclosure Schedule"), Buyer represents and warrants to
                -------------------------
the Company as follows:

          (a)  Organization, Standing and Power.  Buyer has been duly organized
               --------------------------------
as a limited liability company and is validly existing and in good standing under the laws of its jurisdiction of organization and has requisite limited liability company power and authority to carry on its business as presently conducted. Buyer is duly qualified and in good standing or otherwise authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect on Buyer. Copies of the Organizational Documents as in effect on the date of this Agreement of Buyer have been previously furnished or made available to the Company and are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b)  Authority; No Conflicts
               -----------------------

                    (i) Buyer has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not and will not, conflict with or result in any breach of or other Violation pursuant to (A) any provision of the Organizational Documents of Buyer or any of its Subsidiaries, or (B) except as would not have a Material Adverse Effect on Buyer and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 2.2(b)(iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, any of its Subsidiaries or their respective properties or assets.

                    (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to
     Section 2.1(c)(iii)(A), (B) and (C), and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on Buyer or would not materially impair or delay the ability of Buyer to consummate the transactions contemplated hereby.

          (c)  No Vote Required.  No vote of the members of Buyer is necessary
               ----------------
to approve this Agreement or any of the transactions contemplated hereby other than those which have already been obtained.

          (d)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Sub, except fees payable by Buyer to Lehman Brothers Inc. and Toronto Dominion Securities Inc.

          (e)  Ownership of Company Capital Stock.  As of the date of this
               ----------------------------------
Agreement, neither Buyer nor any of its Subsidiaries or, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act) (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of the Company.

          (f)  FCC Qualification.  Buyer and Merger Sub are and at the
               -----------------
Effective Time will be legally, technically and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire, own or control and operate the assets and business of the Company and its Subsidiaries. There are no facts or proceedings known or with reasonable due diligence should be known to Buyer which would disqualify Buyer or Merger Sub under the Communications Act or otherwise from acquiring or operating any of the assets and business of the Company and its Subsidiaries or would cause the FCC not to approve the FCC Application. Buyer has no knowledge of any fact or circumstance relating to Buyer, Merger Sub or any other affiliate of Buyer that would (i) cause the filing of any objection to the FCC Application or (ii) lead to a delay in the processing by the FCC of the FCC Application. As of the date hereof, no waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, and no processing pursuant to any exception or rule of general applicability will be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

          (g)  Financing
               ---------

                    (i) Buyer's members have received a commitment letter dated October 4, 1999 (the "Bank Commitment Letter") from Bank of America,
                                 ----------------------
     N.A. and Banc of America Securities LLC pursuant to which such parties have agreed to provide, subject to the terms and conditions set forth therein, $1.75 billion of financing to Buyer for the purpose of funding a portion of Buyer's financing for the acquisition of the Company. A true copy of the Bank Commitment Letter has been delivered to the Company, is in effect on the date hereof, has not been amended or modified and there is no breach or default by Buyer or Merger Sub existing, or which with notice or the passage of time may exist, thereunder as of the date hereof.

                    (ii) AT&T Wireless Services, Inc., AT&T Wireless Services JV Co., a Delaware corporation, and Buyer have entered into an Unrestricted Equity

     Agreement dated as of the date hereof (the "Unrestricted Equity Agreement")
                                                 -----------------------------
     of which the Company is a third-party beneficiary thereof. A true copy of the Unrestricted Equity Agreement has been delivered to the Company, is in full force and effect and has not been amended or modified.

     2.3 Representations and Warranties of Buyer and Merger Sub. Buyer and Merger Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Power.  Merger Sub is a wholly owned
               --------------------------------
Subsidiary of Buyer and is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Copies of the Organizational Documents of Merger Sub have been previously furnished or made available to the Company and are true, complete and correct copies of such documents.

          (b)  Authority; No Conflicts
               -----------------------

                    (i) Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ii) The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the Organizational Documents of Merger Sub.

          (c)  No Business Activities.  Merger Sub is not a party to any
               ----------------------
material agreements (other than this Agreement and any agreement contemplated hereby) and, since the date of its incorporation, has not conducted any activities other than in connection with or as contemplated by this Agreement and the arranging of the Financing. Merger Sub has no Subsidiaries.

                                 ARTICLE III.
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     3.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly permitted by this Agreement or identified in the Company Disclosure Schedule or to the extent that Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed with respect to

Section 3.1(d), (e), (j) or (k)) the provisions set forth in paragraphs (a) to
(l) of this Section 3.1 shall apply. For purposes of this Section 3.1, wherever any action on the part of the Company or its Subsidiaries requires the consent of Buyer, Buyer shall be deemed to have consented in writing if Mr. Everett Dobson or another designee of Buyer of which the Company has prior written notice has received a written request (delivered to Mr. Dobson by a nationally recognized overnight mail or courier service with signature required upon receipt with a copy to Edwards & Angell, LLP and Friedman Kaplan & Seiler LLP at the addresses and to the attention of the persons set forth in Section 7.2) to consent to an action to be taken by the Company and 7 business days have lapsed since the date of such written request and Mr. Dobson or such other designee has not responded in writing to such request.

          (a)  Ordinary Course.  The Company shall, and shall cause its
               ---------------
to, carry on their respective businesses in the usual, regular and ordinary course in all material respects, and shall use reasonable commercial efforts to preserve intact their present business organizations, maintain their rights and franchises, and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, except as otherwise specifically permitted by this Agreement, the Company and its Subsidiaries shall operate their respective businesses substantially in accordance with the budget for advertising, promotion and capital expenditures previously delivered to Buyer and as set forth in Section 3.1(a) of the Company Disclosure Schedule.

          (b)  Dividends; Changes in Share Capital.  The Company shall not,
               -----------------------------------
and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable or exchangeable for any shares of its capital stock except (A) as permitted under John Fujii's and Brian McTernan's Executive Agreements and as may be required under existing management compensation agreements identified in
Section 3.1(b) of the Company Disclosure Schedule, (B) with respect to Series A Preferred Stock, as may be required under the Company's Organizational Documents, or (C) with respect to the exchange of shares of Class B Common Stock on a one for one basis for shares of Class A Common Stock (which shares are included in the Company's outstanding common stock represented in Section 2.1(b)).

          (c)  Issuance of Securities.  The Company shall not, and shall cause
               ----------------------
its Subsidiaries not to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of Class A Common Stock in exchange for Class B Common Stock (which shares are included in the Company's outstanding common stock represented in Section 2.1(b)) on a one for one basis, in accordance with the terms, including the vesting schedule, set forth in the instruments governing the grant thereof of the Class B Common Stock.

          (d)  Organizational Documents.  Except to the extent required to
               ------------------------
comply with their respective obligations hereunder or required by law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

          (e)  Indebtedness.  The Company shall not, and shall not permit any
               ------------
Subsidiary to, (i) incur or permit to exist any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Subsidiary or guarantee any debt securities of other Persons (other than indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries), except (A) under the Bank Credit Facility, (B) the Senior Notes and (C) other indebtedness not exceeding $10.0 million in the aggregate, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii) above, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

          (f)  Employee Compensation; Benefit Plans.  The Company shall not,
               ------------------------------------
and shall not permit its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its officers, (ii) except as contemplated by
Section 3.1(l) or as noted in Section 2.1(b)(iv)(3), (4) and (5) of the Company Disclosure Schedule, adopt or amend (except as may be required or prudent under law) any Company Benefit Plans, or take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than pursuant to Company Benefit Plans and policies in effect on the date of this Agreement, the Stay Bonuses and other items identified in Section 2.1(k) of the Company Disclosure Schedule), except any such increases or grants to non-executive officers made in the ordinary course of business reasonably consistent with past practices or as provided in Section 4.5 or (iii) effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part
                                          ----
any site of employment, facility, operating unit or employee of the Company or any Subsidiary other than in compliance with the provisions thereof.

          (g)  Other Actions.  The Company shall not, and shall not permit its
               -------------
Subsidiaries to, take any action that would result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue or inaccurate, (ii) any of such representations and warranties that are not so qualified becoming untrue or inaccurate in any material respect or (iii) except as otherwise permitted by
Section 4.1(a) or 4.4, any of the conditions to the Merger set forth in Article V not being satisfied.

          (h)  Accounting Methods; Income Tax Elections.  Except as disclosed
               ----------------------------------------
in the Company SEC Reports filed prior to the date of this Agreement, as set forth in Section 2.1(d) of the Company Disclosure Schedule, or as required by a Governmental Entity, the Company shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by the Company's independent auditors. The Company shall not (i) change its fiscal year, (ii) make any Tax election which would have a Material Adverse Effect on the Company or (iii) settle or compromise any material Federal, State, local or foreign Tax liability.

          (i)  Cooperation with Respect to HSR and FCC Filings.  The Company
               -----------------------------------------------
shall cooperate with Buyer (including if necessary in Buyer's reasonable judgment or in the opinion of Buyer's HSR and FCC counsel, modification of Buyer's existing HSR and FCC filings) to modify or amend any HSR and FCC filings with respect to the Pending Acquisitions and Pending Dispositions.

          (j)  Acquisitions and Dispositions.  Except with respect to the
               -----------------------------
Laredo Joint Venture, none of the Company or its Subsidiaries shall enter into any agreement or commitment to merge or consolidate with any Person or acquire or dispose of any assets (including asset swaps) or equity interests (i) having a value in excess of (A) $25.0 million in the case of all such dispositions taken collectively or (B) $25.0 million in the case of all such mergers, consolidations and acquisitions taken collectively or (ii) if in the judgment of FCC counsel approved by both parties in their written opinion it would have a Material Adverse Effect on the FCC's approval of the transfer of the FCC Licenses to Buyer or Buyer's ability to operate the business of the Company and its Subsidiaries substantially as now conducted or have a Material Adverse Effect on the FCC's approval process.

          (k)  Settlement of Claims and Litigation.  The Company shall not,
               -----------------------------------
and shall cause its Subsidiaries not to, compromise or settle any claim by or against the Company or any Subsidiary, or any litigation, arbitration or other proceeding in which the Company or a Subsidiary is the claiming or defending party, except in the ordinary course of business consistent with past practice and which, in the aggregate, do no involve the payment or receipt of payments (or other consideration) in excess of $5.0 million.

          (l)  401(k) Plan.  The Company shall complete self-correction of its
               -----------
401(k) plan for those operational compliance matters identified on Section 2.1(d) of the Company Disclosure Schedule prior to Closing but failure to complete such self-correction shall not constitute a breach unless the reasonably estimated payments and costs to complete compliance would exceed $1 million.

     3.2 Covenants of Buyer and Merger Sub. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing):

          (a)  Ordinary Course.  Buyer shall carry on its business in the usual,
               ---------------
regular and ordinary course in all material respects, and shall not, and shall not permit any of its Subsidiaries to, take any action that would result in (i) any of the representations or warranties of the Buyer or Merger Sub set forth in this Agreement that are qualified as to materiality becoming untrue or inaccurate, (ii) any of such representations and warranties that are not so qualified becoming untrue or inaccurate in any material respect, (iii) any of the conditions to the Merger set forth in Article V not being satisfied, or (iv) other than as contemplated in Section 4.10, any amendment to the Bank Commitment Letter, unless such amendment would not adversely affect the Company or the consummation of the transactions contemplated hereby. In addition, Buyer shall not incur any debt or obligations other than its obligations hereunder or which are related to, or intended to facilitate the financing or consummation of the transactions contemplated by, this Agreement.

          (b)  Obligations of Merger Sub.  Buyer hereby agrees to cause Merger
               -------------------------
Sub to comply with and perform its obligations under this Agreement and to cause Merger Sub to consummate the Merger as contemplated and on the terms and conditions set forth herein. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking of Buyer to cause Merger Sub to take such action.

     3.3 Advice of Changes. Each party shall: (i) confer on a regular and frequent basis with the other; (ii) promptly notify the other orally and in writing of any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect and (iii) promptly notify the other orally or in writing of the failure by such party (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality; provided, however, that, in any
                                            --------  -------
case, no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     3.4 Control of Other Party's Business. Nothing contained in this Agreement shall give the Company, on the one hand or Buyer or Merger Sub, on the other hand, the right, directly or indirectly, to control or direct the other party's operations or business prior to the Effective Time. Prior to the Effective Time, each of the Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and business.

                                  ARTICLE IV.
                             ADDITIONAL AGREEMENTS

  4.1     Company Stockholders Meeting

          (a) If required by law or requested by the Company's Board of Directors, the Company shall cause a meeting of its stockholders (the "Company
                                                                       -------
Stockholders Meeting") to be duly called and held as soon as reasonably
--------------------
practicable for the purpose of obtaining the Required Company Vote, and the Company shall, through the Company Board, recommend to its stockholders that they vote in favor of the approval of the Merger and the adoption of this Agreement and Buyer shall vote or cause to be voted all the shares of Company Common Stock owned of record by Buyer, Merger Sub or any of Buyer's other Subsidiaries in favor of the approval of the Merger and adoption of this Agreement. After the date hereof, Buyer shall not purchase, offer to purchase, or enter into any contract, agreement or understanding regarding the purchase of shares of Company Common Stock, except pursuant to the terms of the Merger and the Voting Agreement.

          (b) If required by law or requested by the Company's Board of Directors, the Company shall prepare a proxy or information statement for distribution to its stockholders for purposes of the Company Stockholders Meeting (the "Proxy Statement"). If applicable, the Company shall use
              ---------------
reasonable efforts to cause the Proxy Statement and all other proxy materials for the Company Stockholders Meeting to be mailed to the Company's stockholders as promptly as practicable.

     4.2 Access to Information. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Buyer reasonable access during normal business hours, to the Company's and its Subsidiaries' properties, books, contracts, commitments and records located at its corporate headquarters in Schaumburg, Illinois and its corporate-level officers, management employees, accountants and representatives and, during such period, the Company shall furnish promptly to Buyer, consistent with its legal obligations (and subject to existing confidentiality and similar non-disclosure obligations and the preservation of attorney client and work product privileges), all information concerning its business, properties and personnel as Buyer may reasonably request; provided, however, the Company may restrict any such access to the
         --------  -------
extent that (i) a Governmental Entity expressly requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations,
(ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries requires the Company or any of its Subsidiaries to restrict access to any properties or information, or (iii) such access would unreasonably disrupt or interfere with the operations or business of the Company; and provided further that the Company shall use its reasonable
                    -------- -------
efforts to obtain the consent or release of the parties to confidentiality and non-disclosure agreements which authorize the delivery of the confidential or non-disclosable information to Buyer. Buyer acknowledges that any such information received by Buyer or its representatives from or on behalf of the Company pursuant to this Section 4.2 shall be deemed received pursuant to, and shall be held in confidence by Buyer and its representatives to the extent required by, and in accordance with, the provisions of that certain letter agreement, dated August 3, 1999 (as amended, the "Confidentiality Agreement"),
                                                  -------------------------
between the Company and Buyer, which Confidentiality Agreement shall, notwithstanding language in such Confidentiality Agreement to the contrary, remain in full force and effect and shall be incorporated herein by reference with the same effect as if fully set forth herein; provided Buyer may use any such information for the purposes referred to in Section 4.3(d).

     4.3  Cooperation; Filings and Approvals

          (a) Subject to the terms and conditions of this Agreement, each of the Company, Buyer and Merger Sub shall cooperate with each other and shall use (and shall cause their respective Subsidiaries to use) its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including the consent of the FCC), and (ii) taking all steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals; provided that the Company shall not be required to incur any significant expense or liability or agree to any significant modification to any contractual arrangement or Company Permit to obtain any of the foregoing.

          (b) The Company and its Subsidiaries and Buyer shall file all reports required to be filed by each of them with any Governmental Entity between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Notwithstanding the foregoing, the Company will not be obligated to deliver any tax returns on a regular basis pursuant to this Section 4.3(b) unless reasonably requested by Buyer.

          (c) Each of the Company and Buyer agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents required with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third Persons (including lessors) and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and Seller agrees to cooperate with Buyer and Buyer's representatives seeking to comply with any material leases or other material agreements which would be violated as a result of the consummation of the transactions contemplated hereby and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer and Merger Sub agree to take all actions necessary to comply with the HSR Act so as to consummate the Merger as promptly as practicable, including, without limitation, (i) filing, no later than twenty (20) business days following the date hereof, with the Federal Trade Commission and the United States Department of Justice all documents required to be filed pursuant to the HSR Act, and (ii) causing the expiration of the notice and waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as possible after the date of this Agreement. Each of the Company and Buyer shall take all commercially reasonable action necessary to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. If any administrative or judicial suit, action or proceeding is instituted (or threatened to be instituted) by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Buyer shall cooperate and shall contest and resist, except insofar as the Company and Buyer shall otherwise agree, any such suit, action or proceeding, including any suit, action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Merger or any other transaction contemplated by this Agreement.

          (d) The Company and Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Financing or alternative financing for the transactions contemplated by this Agreement (including a public debt and/or equity financing by Buyer and/or its affiliates) or any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Buyer or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall, and shall use commercially reasonably efforts, to cause its accountants and other representatives, to cooperate with Buyer and its Affiliates in connection with the Financing (or any alternative financing for the Merger proposed by Buyer), including (i) authorization to include the Company's financial statements and other relevant information in any filing with the SEC or other Governmental Entity and obtaining comfort letters customary in public financing, (ii) incurring borrowings under its existing credit facilities contemporaneously with the Closing, but not in excess of the maximum amount permitted under such facilities, and (iii) cause Ernst & Young LLP to prepare the Company's year-end audit in the ordinary course.

     4.4 No Shopping. Unless and until this Agreement shall have been terminated by either party pursuant to Article VI, the Company shall not, and shall not authorize any of its officers, directors, agents, representatives or advisors to, directly or indirectly, solicit, initiate, negotiate with or knowingly encourage any Person (other than Buyer, Merger Sub or their respective designees) to make or submit an offer, indication of interest or proposal to acquire all or a majority of the Company's consolidated business or more than a total of 9.9% of any class of the Company's capital stock, whether by merger, consolidation or other business combination, purchase of assets, tender or exchange offer or otherwise (other than the transactions contemplated by this Agreement) (each of the foregoing, an "Acquisition Proposal") or provide any
                                       --------------------
Person any non-public information concerning the Company or its Subsidiaries which the Company has reason to believe will be used in connection with an Acquisition Proposal.

     4.5  Employee Benefits

          (a) For a period of 12 months immediately following the Closing Date, the Surviving Corporation shall (i) provide aggregate compensation (including base salary, bonus opportunities (other than the Stay Bonus provision and one-time payments made as a result of a change in control in connection with the transactions contemplated by this Agreement) and benefits) to each employee (other than Messrs. Fujii and McTernan) of the Company and its Subsidiaries as of the Closing Date for so long as such employee is employed by the Surviving Corporation which is no less favorable than that provided to each such employee prior to the Closing Date, and (ii) maintain in effect employee benefit plans and arrangements (including severance, change of control and termination benefits) which provide benefits for such employees which in the aggregate have a value which is at least comparable to the benefits provided by the Company Benefit Plans.

          (b) For purposes of determining eligibility to participate, waiting periods, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Buyer, the Surviving Corporation or any of their respective Subsidiaries, if employees of the Company or any of its Subsidiaries are eligible to participate therein, employees of the Company and its Subsidiaries as of the Effective Time shall receive service credit for service with the Company and its Subsidiaries to the same extent such service credit was granted under the Company Benefit Plans, subject to offsets for previously accrued benefits and no duplication of benefits. If employees of the Company or any of its Subsidiaries are eligible to participate in any medical, dental or health plan maintained or established by the Surviving Corporation (other than the plan or plans which such employees participated in immediately prior to the Effective Time), such plan or plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the plans in which such employees participated immediately prior to the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each such employee in the calendar year of the change in plan.

          (c) Buyer shall cause the Surviving Corporation to assume and honor in accordance with their terms all written employment, severance and termination plans, policies and agreements (including change in control provisions) of employees of the Company and its Subsidiaries as in effect on the date of this Agreement and the Stay Bonus program, each of which plans, policies, agreements and programs are listed in Section 4.5 of the Company Disclosure Schedule and are subject to Section 4.5(a). The Company agrees to consult with Buyer regarding the aggregate amount and allocation of such aggregate amount payable under the Stay Bonus program.

     4.6 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger. As used in this Agreement, "Expenses" includes all out-of-pocket expenses
                         --------
(including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the Financing.

     4.7   Indemnification; Directors' and Officers' Insurance

          (a) Buyer and the Surviving Corporation shall cause to be maintained in effect for a period of six (6) years after the Effective Time the current provisions regarding indemnification of current or former officers and directors (each an "Indemnified Party") contained in the Organizational Documents of the
          -----------------
Company or its Subsidiaries and in any agreements between an Indemnified Party and the Company or its Subsidiaries (which provisions, unless required by applicable law, shall not be amended, repealed or otherwise modified for such six-year period in any manner that would adversely affect the rights thereunder of any Indemnified Party), provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims, and

          (b) either (i) Buyer and the Surviving Corporation shall cause to be maintained in effect for a period of six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and provided further that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring on or prior to the Effective Time; and provided further, that the annual premium therefor is not in excess of two hundred percent (200%) of the last annual premium paid by the Company prior to the date hereof (or if such premium is in excess of such amount, such policies of directors' and officers' liability insurance and fiduciary liability insurance providing for as much coverage as can be obtained for such amount) with respect to claims arising from facts or events that occurred on or before the Effective Time or (ii) at the Company's election and so long as the Company advises Buyer of such election not less than 60 days prior to Closing Buyer shall purchase a tail policy to be in effect until the sixth anniversary of Closing for directors' and officers' liability insurance and fiduciary liability insurance at a one time premium cost not to exceed $100,000. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. For a period of six (6) years after the Effective Time (provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims), Buyer shall indemnify the Indemnified Parties to the same extent as such Indemnified are entitled to indemnification under the Organizational Documents pursuant to Section 4.7(a). Without limitation of the foregoing, in the event after the Effective Time any such Indemnified Party is or becomes involved in any action, proceeding or investigation in connection with any matter occurring prior to or on the Effective Time, including the transactions contemplated hereby, and a conflict of interest exists which would prohibit counsel for the Company or counsel for one or more other Persons from representing such Indemnified Party, then the Surviving Corporation will pay as incurred such Indemnified Party's reasonable fees and expenses of counsel selected by the Surviving Corporation (including the cost of any investigation and preparation and the cost of any appeal) incurred in connection therewith. This covenant shall survive the closing of the transactions contemplated hereby and is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. Buyer hereby guarantees the compliance by the Surviving Corporation with the provisions of, and the performance of the obligations of the Surviving Corporation under, this Section 4.7.

     4.8 Public Announcements. So long as this Agreement is in effect, the Company and Buyer shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     4.9  FCC Application

          (a) As promptly as practicable after the execution and delivery of this Agreement, Buyer, Merger Sub and the Company shall prepare all appropriate applications for FCC consent, and such other documents as may be required, with respect to the transfer of control of the Company to Buyer (collectively, the "FCC Application"). Not later than the twentieth Business Day following the
----------------
date of this Agreement, Buyer and Merger Sub shall deliver to the Company their respective completed portions of the FCC Application, and not later than the thirtieth Business Day following the date of this Agreement, the Company shall file or cause to be filed the FCC Application. The Company and Buyer shall prosecute the FCC Application in good faith and with due diligence in order to obtain such FCC consent as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective period of the granting of approval by the FCC of the FCC Application, and neither the Company nor Buyer shall have terminated this Agreement pursuant to Section 6.1, the Company and Buyer shall jointly request one or more extensions of the effective period of such grant. No party hereto shall knowingly take or fail to take any action the intent or reasonably anticipated consequence of which action or failure to act would be to cause the FCC not to grant approval of the FCC Application or delay either such approval or the consummation of the transfer of control of the Company pursuant to this Agreement.

          (b) The Company shall pay any fees that may be payable in connection with the filing or granting of approval of the FCC Application. Buyer and the Company shall each oppose any objection or petition against the FCC Application, and shall oppose any request for reconsideration or judicial review of the granting of the FCC Application. The Company shall pay any costs incurred in connection with complying with the FCC notice and advertisement requirements in connection with the transfer of control of the Company pursuant to this Agreement.

     4.10   Financing

            (a) Buyer has delivered to the Company a true and complete copy of the Bank Commitment Letter, which when combined with the equity to be contributed to Buyer by its members will be sufficient to allow Buyer (i) to pay in full all payments to be made in connection with the Merger (including the purchase of the Series A Preferred Stock) and the other transactions contemplated hereby, (ii) to refinance and retire all outstanding indebtedness of the Company at the Effective Time under (A) the Credit Agreement, dated June 25, 1998, among American Cellular Wireless LLC, as borrower, certain guarantors, arrangers and agents signatory thereto, the lenders party thereto and Toronto Dominion (Texas), Inc., as administrative agent for the lenders (as amended, supplemented or modified from time to time, the "Bank Credit Facility"), and (B)
                                                 --------------------
the 10 1/2% Senior Notes due 2008 issued by the Company pursuant to the Indenture, dated as of May 13, 1998, between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Senior Notes"),
                                                               ------------
and (iii) to satisfy all Transaction Fees and Expenses and all other costs arising in connection therewith. The financing to be provided under the Bank Commitment Letter (or such other financing as Buyer may arrange with a bank or institutional lender having capital and surplus in excess of $3.0 billion and a Thomson Bank Watch Rating of "B" or better (any such bank or institutional lender is referred to herein as the "Bank") that is on terms and conditions that are no less favorable to Buyer than those contained in the Bank Commitment
                                                           ----
Letter) is referred to in this Agreement as the "Financing."
                                                 ---------

          (b) Buyer agrees to use its commercially reasonable efforts to promptly negotiate and obtain definitive agreements with respect to the Financing upon the terms provided in the Bank Commitment Letter (or such replacement commitment letter that has substantially similar terms as the Bank Commitment Letter and is in any event no less favorable to Buyer than those set forth in the Bank Commitment Letter) (the "Definitive Financing Agreements") and
                                           -------------------------------
if such Definitive Financing Agreements are entered into, to consummate the Financing upon satisfaction of (i) the conditions set forth in Article V and
(ii) the conditions precedent to any extension of credit under the Definitive Financing Agreements (other than those conditions which are within Buyer's control which conditions Buyer shall cause to be satisfied). Buyer shall use reasonable commercial efforts to satisfy all requirements of the Bank Commitment Letter (or such replacement commitment letter that has substantially similar terms as the Bank Commitment Letter and is in any event no less favorable to Buyer than those set forth in the Bank Commitment Letter) and of the Definitive Financing Agreements which are conditions precedent to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. The Company shall provide such cooperation as is reasonably requested by the Buyer in order to satisfy those conditions to closing the transactions constituting the Financing which are applicable to the Company, provided that the Company shall not be obligated to incur any Expense in order to comply with this obligation.

     4.11   Termination of Equity Documents.  At or prior to the Effective
Time, the Company shall cause (i) the Stockholders Agreement, dated as of March 5, 1998, by and among the Company and each of the stockholders of the Company signatory thereto, as amended, supplemented or modified from time to time, (ii) the Stock Purchase Agreement, dated as of March 5, 1998, by and among the Company and each of the stockholders of the Company signatory thereto, as amended, supplemented or modified from time to time, and (iii) the Registration Rights Agreement, dated as of March 5, 1998, by and among the Company and each of the stockholders of the Company signatory thereto, as amended, supplemented or modified from time to time, each to be terminated and of no further force and effect (except for provisions thereof which by their terms survive any such termination and do not adversely impact Buyer or the Surviving Corporation in a material manner).

     4.12 Further Assurances. If at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company, Buyer and Merger Sub shall take any such further action and shall be authorized to execute and deliver, in the name and on behalf of the Company, Buyer or Merger Sub, as the case may be, any deeds, bills of sale, assignments or assurances and to take any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger.

                                  ARTICLE V.
                             CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, Buyer and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

            (a)    HSR Act. The waiting period (and any extension thereof)
                   -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (b)    No Injunctions or Restraints, Illegality. No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise restraining or prohibiting consummation of the Merger or any of the other transactions contemplated by this Agreement; provided, however, that the provisions of this
                                --------  -------
Section 5.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order or injunction.

             (c)   Required Regulatory Approvals. All consents, waivers,
                   -----------------------------
authorizations, permits, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity (other than the FCC) which, if not obtained in connection with the execution, delivery and performance by the parties of this Agreement and the consummation of the transactions contemplated hereby, would have a Material Adverse Effect on the Company or the Surviving Corporation, or materially impair the ability of the Company, Buyer or Merger Sub to consummate the transactions contemplated hereby (collectively,

"Required Regulatory Approvals"), shall have been obtained, waived, declared or
 -----------------------------
filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

          (d)  FCC Transfer Approvals. Except as set forth in Section 5.2(c),
               ----------------------
all consents, waivers, approvals and authorizations (the "FCC Transfer
                                                          ------------
Approvals") required to be obtained from, and all filings or notices required to
---------
be made by Buyer and the Company prior to the consummation of the transactions contemplated by this Agreement shall have been obtained from or made with, the FCC.

     5.2 Conditions to the Obligations of Buyer and Merger Sub to Effect the Merger. In addition to the conditions set forth in Section 5.1, the obligations of Buyer and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Material Adverse Effect on the Company (provided that, solely for purposes of this Section 5.2(a), any representation or warranty of the Company that is qualified by materiality (or words of similar import) or Material Adverse Effect shall be read as if such language were not present), or (ii) such representations and warranties speak as of an earlier date. Buyer shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer to such effect.

          (b)  Performance of Obligations and Covenants.  The Company shall have
               ----------------------------------------
performed or complied in all material respects with all of its obligations and covenants required to be performed by the Company under this Agreement at or prior to the Closing Date. Buyer shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer to such effect.

          (c)  Final Order. Each of the FCC Transfer Approvals shall have become
               -----------
a Final Order. For purposes of this Agreement, "Final Order" shall mean an
                                                -----------
action by the FCC: (i) that is not reversed, stayed, enjoined, set aside, annulled or suspended within the deadline, if any, provided by applicable statute or regulation, (ii) with respect to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review that is filed within such period is pending, and (iii) as to which the deadlines, if any, for filing any such request, motion, petition, application, appeal or notice, and for the entry of orders staying, reconsidering or reviewing on the FCC's own motion have expired. Notwithstanding anything to the contrary contained in this Agreement,
(A) Buyer may, at its option by written notice to the Company, waive, on behalf of all parties, the requirement that each of the FCC Transfer Approvals shall have become a Final Order, and (B) in the case of the required FCC Transfer Approvals regarding the transfer of the microwave and PCS licenses only, Buyer shall, on behalf of all parties, deem either initial FCC approvals or special temporary authority to transfer the microwave or PCS licences, as the case may be, to satisfy this condition and in such case upon receipt of either the intial FCC approvals or such special temporary authority, each party shall be obligated hereunder as though a Final Order with respect thereto had been received.

          (d)  Deliveries. Buyer shall have received (i) payoff letters in
               ----------
customary form with respect to the Bank Credit Facility and shall have received a certificate from the Company's Chief Financial Officer with respect to the amount of the Transaction Fees and Expenses and the amount of Outstanding Indebtedness; (ii) resignations of all directors of the Company effective as of the Effective Time; (iii) written statements contemplated by Section 5.2(d) of the Company Disclosure Schedule from Messrs. Fujii and McTernan; and (iv) agreements and instruments in form and substance reasonably satisfactory to Buyer evidencing the termination of each of the agreements and instruments as provided in Section 4.11 of this Agreement.

          (e)  No Litigation. Except as set forth on Section 2.1(g) of the
               -------------
Company Disclosure Schedule, there shall not be pending any suit, action, investigation (of which the Company has received written notice that it is a target) or proceeding by any Governmental Entity (an "Action") (i) seeking to
                                                      ------
restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain damages from the Company or Buyer or any of their respective Subsidiaries, which, if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company; (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or Buyer of any material portion of the business or assets of the Company and its Subsidiaries;
(iii) seeking to require the Company or any of its Subsidiaries or Buyer to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries as a result of the Merger or any of the other transactions contemplated by this Agreement; (iv) seeking to prohibit Buyer from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries, including the exercise of any purported right under a Lien with respect to any Subsidiary, or (v) seeking to impose limitations on the ability of Buyer or Merger Sub to hold, or exercise full rights of ownership of, any shares of Company Common Stock, including without limitation, the right to vote shares of Company Common Stock on all matters properly presented to the shareholders of the Company or which otherwise would have a Material Adverse Effect on the Company.

          (f)  Material Adverse Change. Since the date of this Agreement, there
               -----------------------
shall not have been a Material Adverse Effect on the Company.

          (g)  Dissenting Shares. The holders of not more than 5% of all
               -----------------
outstanding Class A Common Stock shall have demanded (and not withdrawn) appraisal for their shares in accordance with Section 262 of the DGCL.

          (h)  Debt Repayment.  Messrs. Fujii and McTernan shall have repaid all
               --------------
outstanding indebtedness owed by them to the Company and its Subsidiaries.

          (i)  Shareholder Approval. The Written Consent of Shareholders
               --------------------
approving and adopting this Agreement and the transactions contemplated hereby, including the Merger in accordance with the DGCL, shall be in full force and effect as of the Closing Date.

     5.3 Conditions to the Obligations of the Company to Effect the Merger. In addition to the conditions set forth in Section 5.1, the obligations of the Company to effect the Merger are further subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Buyer and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Material Adverse Effect on Buyer or Merger Sub (provided that, solely for purposes of this Section 5.2(a), any representation or warranty of Buyer or Merger Sub that is qualified by materiality (or words of similar import) or Material Adverse Effect shall be read as if such language were not present), or
(ii) such representations and warranties speak as of an earlier date. The Company shall have received an officer's certificate executed on behalf of Buyer and Merger Sub to such effect.

          (b)  Performance of Obligations and Covenants. Buyer and Merger Sub
               ----------------------------------------
shall have performed or complied with in all material respects all of their respective obligations and covenants required to be performed by them under this Agreement at or prior to the Closing Date and the Company shall have received an officer's certificate executed on behalf of Buyer and Merger Sub to such effect.

                                  ARTICLE VI.
                           TERMINATION AND AMENDMENT

     6.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

          (a) By mutual written consent of Buyer and the Company, by action of their respective Boards of Directors;

          (b) By either the Company or Buyer if the Merger shall not have been consummated by the date which is six (6) months from the date of this Agreement (the "Outside Date"); provided, however, that such Outside Date shall be
      ------------    --------  -------
extended to the date which is twelve (12) months from the date of this Agreement in the event all conditions to effect the Merger other than those set forth in Sections 5.1(a), (b), (c) and (d) and 5.2(c) (the "Extension Conditions") have
                                                   --------------------
been or are, in the reasonable judgment of either Seller or Buyer, capable of being satisfied (or if the party for whose benefit such condition runs is in such party's discretion, waived) at the time of such extension and the Extension Conditions have been or are reasonably capable of being satisfied on or prior to such extended date; provided further that the right to terminate this
                    -------- -------

Agreement under this Section 6.1(b) shall not be available to any party whose failure (or, if Buyer is the terminating party, the failure of Buyer or Merger
Sub) to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such Outside Date, as the same may be extended pursuant to this Section 6.1(b) (except that, notwithstanding the provisions of this Section 6.1(b), if, at the Outside Date, all conditions precedent to Buyer's obligation to consummate the Merger set forth in Article V have been satisfied (or waived by Buyer) and the Merger has not closed solely as a result of a Bank Financing Failure, Buyer shall have the right to terminate this Agreement pursuant to this Section 6.1(b) upon payment to the Company of the Liquidated Damages Amount);

     (c) By either the Company or Buyer if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the terminating party (including, if Buyer is the terminating party, Merger Sub) shall have used its commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 4.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By Buyer if the approval by the stockholders of the Company required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders Meeting or at any adjournment thereof or pursuant to a written consent in lieu of a shareholders meeting;

     (e) By Buyer, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect (a "Terminating
                                                               -----------
Company Breach"); provided, however, Buyer shall promptly give the Company
--------------    --------  -------
written notice specifying such breach and if such Terminating Company Breach is capable of being cured by the Company prior to the earlier of 30 days or the tenth day prior to the Outside Date through the exercise of its reasonable commercial efforts, so long as the Company continues to exercise its reasonable commercial efforts to cure such Terminating Company Breach, Buyer may not terminate this Agreement under this Section 6.1(e);

     (f) By the Company, upon a material breach of any covenant or agreement on the part of Buyer or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Buyer or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Buyer or Merger Sub that is not so qualified shall have become untrue in any material respect ("Terminating Buyer Breach"); provided, however, the Company
                   ------------------------    --------  -------
shall promptly give Buyer written notice specifying such breach and if such Terminating Buyer Breach is capable of being cured by Buyer prior to the earlier of 30 days or the tenth day prior to the Outside Date through the exercise of reasonable commercial efforts, so long as Buyer and Merger Sub continue to exercise their respective reasonable commercial efforts to cure such Terminating Buyer Breach, the Company may not terminate this Agreement under this Section 6.1(f);

          (g) By Buyer upon any action by the parties to the Voting Agreement or the Written Consent of Shareholders, the effect of which is that the approval or consent of a majority of the Company's stockholders entitled to vote on the Merger is no longer in effect.

The party desiring to terminate this Agreement pursuant to Section 6.1(b), (c),
(d), (e), (f) or (g) shall provide the other party notice of such termination in accordance with Section 7.2.

     6.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Buyer as provided in Section 6.1, this Agreement shall forthwith become void and of no further force and effect and there shall be no liability or obligation on the part of Buyer, Merger Sub or the Company or their respective officers or directors except with respect to the Company, Buyer and Merger Sub (i) as provided in the last sentence of Section 4.2, Section 4.6, this Section 6.2 and Article VII, and (ii) for damages incurred by any party as a result of a breach by the other party of any of its covenants, representations, warranties or other agreements set forth in this Agreement, including damages incurred as a result of any termination that results from such a breach, and in the case of a breach by Buyer or Merger Sub, to the full extent of such damages up to but not exceeding $500 million. Notwithstanding the foregoing, in the event that the conditions precedent to Buyer's obligations to consummate the Merger set forth in Article V have been satisfied (or waived by Buyer) and the Merger fails to occur by the date on which such conditions have been so satisfied (or waived by Buyer) solely because either (i) Buyer has received written notice from Bank of America N.A. and Banc of America Securities LLC that they will not fund the financing contemplated by the Bank Commitment Letter (or, if Buyer has substituted a Bank pursuant to Section 4.10(a), a similar written notice from such Bank) for any reason other than (x) a breach by Buyer of its obligations to the banks under the Bank Commitment Letter or the Definitive Financing Agreements (or, if Buyer has substituted a Bank pursuant to
Section 4.10(a), a breach by Buyer of its obligations to such Bank under any commitment letter or other financing agreements with such Bank) or (y) the failure of Buyer to satisfy a condition to the funding of such financing that is within Buyer's control or (ii) Buyer and Bank of America N.A. and Banc of America Securities LLC have been unable, despite good faith efforts, to negotiate, execute and deliver the Definitive Financing Agreements (or, if Buyer has substituted a Bank pursuant to Section 4.10(a), Buyer and Bank have been unable, despite good faith efforts, to negotiate, execute and deliver definitive financing agreements) (a Bank Financing Failure"), then in the event of
                         ----------------------
termination of this Agreement by either party in accordance with the terms hereof, Buyer shall pay the Company, as liquidated damages, the sum of $100 million without the necessity of proof by the Company of actual damages (the "Liquidated Damages Amount"). The parties acknowledge that the Liquidated
 -------------------------
Damages Amount is a fair and reasonable measure of the damages that the Company and its stockholders would sustain as a result of the failure of Buyer to consummate the Merger due to a Bank Financing Failure, and that the amount of actual damages in the event of a Bank Financing Failure would be impossible to ascertain. For the avoidance of doubt, the parties hereby acknowledge that a Bank Financing Failure cannot occur if there is a breach (after giving effect to any applicable cure period provided in this Agreement) by Buyer of its obligations under this

Agreement, and in the event of such breach the Company shall be entitled to pursue its remedies against Buyer to the full extent of such damages up to but not exceeding $500 million as provided in Section 6.2(a)(ii); provided, however,
                                                              --------  -------
the Company covenants and agrees that in the event a court of competent jurisdiction renders a final nonappealable order that Buyer did not breach its obligations under this Agreement and that a Bank Financing Failure had occurred, then upon the payment of the Liquidated Damages Amount, neither Buyer nor Merger Sub (nor any affiliate thereof) will have any further liability to the Company, and the Company shall not pursue any other action or claim against the Buyer or any of its affiliates, arising out of or relating to this Agreement, the Unrestricted Equity Agreement or any other related agreement or the transactions contemplated hereby and thereby. Notwithstanding any other provision of this Agreement, no party hereto may be liable for any punitive, consequential or special damages in any action based on a breach by the other party of any of its covenants, representations, warranties or other agreements set forth in this Agreement. For the avoidance of doubt, in the event a Bank Financing Failure occurs prior to the satisfaction (or waiver by Buyer) of all of the conditions precedent to Buyer's obligations to consummate the Merger set forth in Article V, Buyer's obligations to consummate the transactions contemplated by this Agreement in accordance with the terms hereof shall remain in full force and effect; provided, however, the Liquidated Damages Amount shall not be payable
        --------  -------
prior to the satisfaction (or waiver by Buyer) of all of the conditions precedent to Buyer's obligations to consummate the Merger set forth in Article
V. Nothing in this Section 6.2 or any other section of this Agreement shall be construed in any manner to condition Buyer's obligation to consummate the transactions contemplated by this Agreement upon Buyer's obtaining the Financing or any substitute financing.

     6.3 Amendment. This Agreement may be amended by all the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VII.
                              GENERAL PROVISIONS

     7.1 Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement the Unrestricted Equity Agreement, none of the Company, Buyer or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the earlier of the date of receipt or the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Buyer or Merger Sub, to:

               ACC Acquisition LLC
               c/o Dobson Communication Corporation
               13439 N. Broadway Extension, Suite 200
               Oklahoma City, OK 73114
               Attention: Everett Dobson, President
               Fax No.: 405-529-8515

               with copies to:

               Dobson Communications Corporation
               13439 N. Broadway Extension, Suite 200
               Oklahoma City, OK 73114

               Attention: Everett Dobson, President
               Fax No.: 405-529-8515

               and:

               AT&T Wireless Services, Inc.
               7727 164/th/ Avenue, N.E.
               Redmond , WA 98025
               Attention: William Hague
               Fax No.:  425-580-8405

               Edwards and Angell, LLP
               2800 BankBoston Plaza
               Providence, RI 02903
               Attention: David K. Duffell, Esquire
               Fax No.:  401-276-6602

               and:

               Friedman Kaplan & Seiler LLP
               875 Third Avenue
               New York, NY 10022
               Attention: Matthew S. Haiken, Esquire
               Fax No.: 212-355-6401

          (b)  if to Seller, to:

               American Cellular Corporation
               1375 E. Woodfield Road, Suite 700
               Schaumburg, IL 6017
               Attention: John Fujii, Chief Executive Officer

               with copies to:

               Latham & Watkins
               885 Third Avenue
               New York, NY 10022
               Attention:  Roger H. Kimmel, Esquire

               and:

               American Cellular Corporation
               1500 K Street, N.W.
               Suite 450

               Washington, DC 20005
               Attention:  Stephen Easley, General Counsel

               Davis Wright Tremaine LLP
               1500 K Street, N.W.
               Suite 450
               Washington, DC 20005
               Attention:  Lawrence Roberts

     7.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

     7.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     7.5  Entire Agreement; No Third Party Beneficiaries

          (a) This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which Confidentiality Agreement shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article I and Sections 4.7 and 6.2 (each of which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     7.6  Governing Law; Jurisdiction; Waiver of Jury Trial

          (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

          (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court in the State of Delaware, or Federal court of the United States of America sitting in Delaware, and any appellate court of such jurisdiction, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c) Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement and any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce either of such waivers, (ii) it understands and has considered the implications of such waivers, (iii) it makes such waivers voluntarily, and (iv) it has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section 7.6(c).

     7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

     7.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that except as otherwise provided in Section 6.2 the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.10 Definitions.  As used in this Agreement:

          (a) "Board of Directors" means the Board of Directors of any specified
               ------------------
Person and any properly serving and acting committees thereof.

          (b) "Business Day" means any day on which banks are not required or
               ------------
authorized to close in the City of New York.

          (c) "Intellectual Property" means patents, copyrights, trademarks
               ---------------------
(registered and unregistered), service marks, brand names, trade names, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing.

          (d) "Material Adverse Effect" means, with respect to any Person, any
               -----------------------
change, circumstance, event or effect that, individually or in the aggregate with all other changes, circumstances and effects has had or is reasonably likely to have a material adverse effect on the business, operations, financial condition or results of operations of such Person and its Subsidiaries taken as a whole. As used in this Agreement, the term "Material Adverse Effect" (i) shall include, without limitation, any change, circumstance, event or effect (A) with respect to Buyer, that is materially adverse to Buyer's ability to pay the Merger Consideration or otherwise perform its obligations under this Agreement or that would otherwise materially impair the ability of Buyer to consummate the transactions contemplated hereby, and (B) with respect to the Company, that would materially impair the ability of the Company to consummate the transactions contemplated hereby, and (ii) shall not include, with respect to the Company, any change, circumstance, event or effect that relates to or results primarily from changes in general economic conditions, financial markets or conditions in the cellular or wireless telephone or telecommunications industry or related industries.

     (e)  "Organizational Documents" means, with respect to any entity, the
           ------------------------
certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other governing documents of such entity.

     (f)  "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

     (g)  "Subsidiary" when used with respect to any Person means any other
           ----------
corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships in which the general partnership interests held by such Person or any direct or indirect Subsidiary of such Person do not have a majority of the voting or economic interests in such partnership), or (ii) of which such Person or any other Subsidiary of such Person (or such Person and one or more of its Subsidiaries) directly or indirectly owns or controls (by ownership; contract or otherwise) securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or (iii) which is, or which in accordance with GAAP should be, consolidated for purposes of the Company's financial reporting.

     (h)  "Tax" (including, with correlative meaning, the terms "Taxes" and
           ---                                                   -----
"Taxable") means all federal, state, local and foreign income, profits,
 -------
franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and "Tax Return" means all returns and reports (including elections, claims,
 ----------
declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

     (i)  "the other party" means, with respect to the Company, Buyer and means,
           ---------------
with respect to Buyer, the Company.



                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                   ACC ACQUISITION LLC,
                                   a Delaware limited liability company

                                   By:  Dobson JV Company, Member

                                        By:   /s/ Everett R. Dobson
                                            ---------------------------------
                                        Name:     Everett R. Dobson
                                               ------------------------------
                                        Title:    President
                                               ------------------------------


                                   By:  AT&T Wireless Services JV Co., Member

                                        By:   /s/ Don Adams
                                            ---------------------------------
                                        Name:     Don Adams
                                              -------------------------------
                                        Title:    Vice President
                                               ------------------------------

                                   ACC ACQUISITION CO.,
                                   a Delaware corporation


                                   By:  /s/ Everett R. Dobson
                                       ---------------------------------
                                   Name:     Everett R. Dobson
                                         -------------------------------
                                   Title:    President
                                          ------------------------------

                                   AMERICAN CELLULAR CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ John Fujii
                                       ---------------------------------
                                   Name:    John Fujii
                                         -------------------------------
                                   Title:   Chief Executive Officer
                                          ------------------------------


               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]